Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$375,609,499
Unrealized Gain (Loss) on Market Value of Futures	(188,741,350)
Dividend Income	184,322
Interest Income	811,919
ETF Transaction Fees	23,000
Total Income (Loss)	$187,887,390

Expenses
General Partner Management Fees	$1,352,013
Professional Fees	214,378
Brokerage Commissions	537,909
Non-interested Directors' Fees and Expenses	19,170
Prepaid Insurance Expense	14,088
NYMEX License Fee	45,067
SEC & FINRA Registration Expense	28,037
Total Expenses	$2,210,662
Net Income (Loss)	$185,676,728

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/16	$3,571,118,612
Additions (7,200,000 Shares)	79,069,084
Withdrawals (35,700,000 Shares)	(414,679,456)
Net Income (Loss)	185,676,728

Net Asset Value End of Month	$3,421,184,968
Net Asset Value Per Share (287,700,000 Shares)	$11.89

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612